Exhibit10.1

PARTICIPATING BROKER AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND VII
LIMITED PARTNERSHIP

THIS PARTICIPATING BROKER AGREEMENT (the “Agreement”) is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Commonwealth Capital Securities Corp., a Pennsylvania corporation (the “Dealer Manager”), and the Participating Broker (the “Participating Broker”) identified in Exhibit A hereto.

WHEREAS COMMONWEALTH INCOME & GROWTH FUND VII, is a limited partnership (the “Partnership”) duly organized under the Revised Uniform Limited Partnership Act (1986), as amended, as enacted in the Commonwealth of Pennsylvania; and

WHEREAS, COMMONWEALTH INCOME & GROWTH FUND, INC., a Pennsylvania corporation is serving as the general partner (the “General Partner”) of the Partnership; and

WHEREAS, the Partnership proposes to offer and sell up to 2,500,000 Units of limited partnership interest in the Partnership (“Units”) to the general public, pursuant to a public offering (the “Offering”) of the Units which shall be registered with the Securities and Exchange Commission (“SEC”); and

WHEREAS, the Dealer Manager, which has heretofore entered into an agency agreement with the Partnership pursuant to which it has been designated the Dealer Manager to sell and manage the sale by others of the Units pursuant to the terms of such agreement and the Offering (the “Dealer Manager Agreement”), is a corporation incorporated in and presently in good standing in the Commonwealth of Pennsylvania, and is presently registered with the Financial Industry Regulatory Authority (“FINRA”) as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units; and

WHEREAS, the Participating Broker is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as a broker-dealer with FINRA, and presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Units as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units; and

WHEREAS, the Partnership has filed with the SEC a registration statement on Form S-1, including a preliminary or final prospectus, for the registration of the Units under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC at the time the registration statement becomes effective, including any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, being herein respectively referred to as the “Registration Statement” and the “Prospectus”); and

WHEREAS, the offer and sale of the Units shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable securities laws of all states in which the Units are offered and sold; and

WHEREAS, the Dealer Manager desires to retain the Participating Broker to use its best efforts to sell the Units, and the Participating Broker is willing and desires to serve as a broker for the Dealer Manager for the sale of the Units upon the following terms and conditions;

NOW THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Dealer Manager and the Participating Broker as follows.

1.           Engagement.

(a)            Subject to the terms and conditions herein set forth, the Dealer Manager hereby engages the Participating Broker and the Participating Broker hereby agrees and covenants to use its best efforts to sell for the account of the Partnership a portion of the Units described in the Registration Statement, as specified on Exhibit A hereto.  The Participating Broker hereby accepts such engagement and covenants, warrants and agrees to sell the Units according to all of the terms and conditions of the Registration Statement, all applicable state and federal laws, including the Securities Act and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC and FINRA, including but not limited to FINRA’s Conduct Rules.

(b)            The Participating Broker shall use its best efforts, promptly following receipt of written notice from the Dealer Manager of the effective date of the Registration Statement, to sell the Units in such quantities and for the account of such Partnership as shall be agreed between the Participating Broker and Dealer Manager and specified on Exhibit A hereto, and to such persons and according to all such terms as are contained in the Registration Statement and the Prospectus.  The Participating Broker shall comply with all requirements set forth in the Registration Statement and Prospectus.  The Participating Broker understands and will advise potential investors that all sales of the Units will be for Units of limited partnership interest in COMMONWEALTH INCOME & GROWTH FUND VII.  The Participating Broker shall use and distribute, in connection with the offer and sale of the Units, only the Prospectus and such sales materials and advertising as shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act and which has been approved in writing by the General Partner or the Dealer Manager.  The Participating Broker will make a record of its distribution of each preliminary prospectus, and Participating Broker will, upon the request of the Dealer Manager, promptly forward copies of such record to the Dealer Manager.   The Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, and the Participating Broker shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)             The Participating Broker shall be permitted to accept subscriptions for the Units (the “Subscription(s)”) by telephone from residents of those states identified on Schedule A attached hereto and made a part hereof provided that (1) the registered representative and branch manager of the Participating Broker execute the subscription agreement attached to the Prospectus (the “Subscription Agreement”) on behalf of any investor who subscribes for Units by telephone; and (2) the Participating Broker does not charge any additional fees, including but not limited to, fees relating to the opening of an account with the Participating Broker, to any investor who telephonically or orally subscribes for Units.  It is understood and agreed between the Dealer Manager and the Participating Broker that the Dealer Manager may, in its discretion, change, modify, add to or delete from the list of states identified on Schedule A.  Any such modification shall be effective three (3) days from the date written notice to the Participating Broker has been mailed by the Dealer Manager.  The Participating Broker shall not execute a Subscription Agreement on behalf of any investor who subscribes for Units by telephone unless such investor has specifically authorized the registered representative and the branch manager of the Participating Broker to execute the Subscription Agreement on behalf of such investor and has made or agreed to make full payment for all Units covered by such Subscription Agreement.  Notwithstanding anything contained herein to the contrary, the Participating Broker shall have no authority to make representations on behalf of an investor or to initial representations contained in the Subscription Agreement on behalf of an investor.  In connection with telephonic or other oral Subscriptions for Units, the Participating Broker represents and warrants as follows:  (i) that a Prospectus was delivered to the investor before the investor made a decision to invest; (ii) that the investor meets the suitability requirements set forth in the Prospectus; and (iii) that, in compliance with Rule 2810 of FINRA’s Conduct Rules, the Participating Broker has reasonable grounds to believe and does believe that the investment in the Partnership is suitable for the investor, based upon information supplied by the investor to such Participating Broker.

(d)            Notwithstanding anything to the contrary contained in Section 2 of this Agreement, in the event that the Dealer Manager pays any commission to the Participating Broker for sale of one or more Units, including, but not limited to, those Units sold pursuant to a telephonic or other oral Subscription therefore, where representatives of the Participating Broker execute the Subscription Agreement relating to such Units, and the Subscription is rescinded as to one or more of the Units covered by such Subscription, the Dealer Manager shall decrease the next payment of commission or other compensation otherwise payable to the Participating Broker by the Dealer Manager under this Agreement by an amount equal to the commissions rate established in Section 2 and Exhibit A of this Agreement, multiplied by the number of Units as to which the Subscription is rescinded.  In the event that no payment of commissions or other compensation is due to the Participating Broker after such withdrawal occurs, the Participating Broker shall pay the amount specified in the preceding sentence to the Dealer Manager within ten (10) days following mailing of notice to the Participating Broker by the Dealer Manager stating the amount owed as a result of rescinded Subscriptions.

(e)             All monies received for purchase of any of the Units shall be forwarded by the Participating Broker to the Dealer Manager for delivery to JPMorgan Trust Company (the “Escrow Agent”) or, if final internal supervisory review is conducted at a different location, to such final review office by the end of such next business day, which in turn will transmit same to the Escrow Agent by the end of the next business day following its receipt thereof, where such monies will be deposited in an escrow account established by the Partnership solely for such Subscriptions (“Escrow Account”) until such time (if any) that such monies are deliverable to the Partnership pursuant to the escrow agreement between the Partnership and the Escrow Agent (“Escrow Agreement”), except the Participating Broker shall return any check not made payable to “J.P.Morgan Trust Company, Escrow Agent” directly to the Subscriber who submitted the check.  Subscriptions will be executed as described in the Registration Statement or as directed by the Dealer Manager.  The monies shall be deposited or transmitted by the Participating Broker to the Dealer Manager no later than the close of business of the next business day after receipt of the Subscription documents by the Participating Broker; provided, however, that if the Participating Broker maintains a branch office, the branch office shall transmit the Subscription documents and check to the Participating Broker by the close of business on the first business day following their receipt by the branch office and the Participating Broker shall review the Subscription documents and check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Dealer Manager by the close of business on the first business day after their receipt by the Participating Broker.  Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager will transmit the check or monies to the Escrow Agent by no later than the close of business on the next business day after the check is received from the Participating Broker, unless a final supervisory review is being conducted as set forth above, in which instance the final review office will transmit the same to the Escrow Agent by the end of the next business day following receipt thereof.

(f)             During the term of this Agreement, the Dealer Manager shall have authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Participating Broker under this Agreement.

(g)             The Units shall be offered and sold by the Participating Broker only where the Units may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Units.  The Dealer Manager shall give the Participating Broker written notice at the time of effectiveness of those states in which the offering and sale of Units may be made, and shall amend such notice thereafter as additional states are added; no Units shall be offered or sold in any other states.

(h)            The Participating Broker shall have no obligation under this Agreement to purchase any of the Units for its own account.

(i)             The Participating Broker will use every reasonable effort to assure that Units are sold only to investors who:

(1)            meet the investor suitability standards, including the minimum income and net worth standard established by the Partnership, and minimum purchase requirements set forth in the Registration Statement;

(2)           can reasonably benefit from investment in the Partnership based on the prospective investor’s overall investment objectives and portfolio structure;

(3)            is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and

(4)           has apparent understanding of:  (a) the fundamental risks of the investment; (b) the risk that the prospective investor may lose the entire investment; (c) the lack of liquidity of the Units; (d) the restrictions on transferability of the Units; (e) the background and qualifications of the General Partner; and (f) the tax consequences of an investment in the Units.

(j)            The Participating Broker will make the determinations required to be made by it pursuant to Section 1(i) based on information it has obtained from a prospective investor, including, at a minimum, but not limited to, the prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments of the prospective investor, as well as any other pertinent factors deemed by the Participating Broker to be relevant.

(k)            In addition to complying with the provisions of Section 1(i) above, and not in limitation of any other obligations of the Participating Broker to determine suitability imposed by state or federal law, the Participating Broker agrees that it will comply fully with all of the provisions of Rules 2310 and 2810 of FINRA’s Conduct Rules, including specifically the following provisions:

(1)           In recommending to a customer the purchase, sale or exchange of any security, the Participating Broker shall have reasonable grounds for believing that the recommendation is suitable for such customer upon the basis of the facts, if any, disclosed by such customer as to his other security holdings and as to his financial situation and needs.

(2)           Prior to the execution of a transaction recommended to a non-institutional customer, other than transactions with customers where investments are limited to money market mutual funds, the Participating Broker shall make reasonable efforts to obtain information concerning:

(a)           the customer’s financial status;

(b)           the customer’s tax status;

(c)           the customer’s investment objectives; and

(d)	such other information used or considered to be reasonable by such member or registered representative in making recommendations to the customer.

(3)             The Participating Broker shall have reasonable grounds to believe and shall believe, based upon information provided by the investor concerning the investor’s other investments, financial situation and needs, and upon any other information known by the Participating Broker, that (a) each investor to whom the Participating Broker sells Units is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits (including tax benefits) of an investment in the Units, (b) each investor to whom the Participating Broker sells Units has a net worth sufficient to sustain the risks inherent in an investment in the Units (including potential loss and lack of liquidity), and (c) the Units otherwise are or will be suitable investment for each investor to whom it sells Units, and the Participating Broker shall maintain files disclosing the basis upon which the determination of suitability was made;

(4)           The Participating Broker shall not execute any transaction involving the purchase of Units in a discretionary account without prior written approval of the transaction by the investor;

(5)            The Participating Broker shall have reasonable grounds to believe and shall believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Units;

(6)            In making the determination set forth in subparagraph (3) above, the Participating Broker shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

(7)            If the Participating Broker relies upon the results of any inquiry conducted by another member of FINRA with respect to the obligations set forth in Section 1 (k)(5) or (6) above, the Participating Broker shall have reasonable grounds to believe and shall believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Partnership; and

(8)            Prior to executing a purchase transaction in the Units, the Participating Broker shall have informed the prospective investor of all pertinent facts relating to the liquidity and marketability of the Units.

(l)            The Participating Broker agrees that it will comply with FINRA Conduct Rules 2730, 2740 and 2750.

(m)            The Participating Broker agrees to retain in its files, for a period of at least 6 years, information which will establish that each purchaser of Units falls within the permitted class of investors.

(n)            The Participating Broker shall not, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any persons engaged by a potential Limited Partner for investment advice as an inducement to such advisor to advise the potential investor to purchase Units in the Partnership.

(o)            The Participating Broker either (i) shall not purchase Units for its own account or (ii) shall hold for investment any Units purchased for its own account.

(p)            The Participating Broker hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the distribution of preliminary and final prospectuses, and confirms that it has and will comply therewith.

(q)           The Participating Broker represents and warrants that it is (i) an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, (ii) duly registered as a broker-dealer under the provisions of the Exchange Act, and the regulations promulgated there under, (iii) a member in good standing of FINRA; (iv) presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Units as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units; and (v) neither Participating Broker nor any of Participating Broker’s officers, directors or agents is the subject of any federal or state administrative or judicial proceeding or order which would disqualify it from participating in offerings registered under the Securities Act.

(r)           The Participating Broker agrees to have in place and to adhere to a commercially reasonable program of customer privacy in compliance with applicable laws and industry best practices designed to assure the confidentiality and security of confidential investor information, as required by Regulation S-P and other applicable laws.  The Participating Broker will promptly notify the Dealer Manager of any breaches of security or loss of confidential customer information in respect of investors in the Partnership.

(s)           The Participating Broker shall verify the identity of each investor to whom it offers and sells Units under its “customer identification program” and verify the source of the investor’s funds as required by the anti-money laundering rules of FINRA, the SEC and the Department of Treasury, and screen such investors against current lists of individuals and organizations available from the Office of Foreign Asset Control (“OFAC”). The Participating Broker shall not accept subscriptions from any person, entity or organization in a blocked jurisdiction. The Participating Broker shall file any necessary or appropriate suspicious activity reports and currency transaction reports and other required under applicable “know your customer” and “anti-money laundering” laws and regulations in respect of investors or potential investors. The Participating Broker has in place and adheres to a comprehensive anti-money laundering program that meets the requirements of FINRA Conduct Rule 3011, Department of Treasury regulations issued pursuant to Title III of the USA PATRIOT Act and other applicable laws and regulations. The Broker agrees to cooperate with the Partnership and the Dealer Manager in gathering additional information in respect of an investor or the source of the investors funds as reasonably requested by the Dealer Manager or the Partnership, and agrees to cooperate with the Partnership and the Dealer Manager in connection with anti-money laundering laws and regulations. By forwarding an investor’s subscription information to the Partnership, the Participating Broker represents and warrants that it has verified the identity of the investor and the source of the investor’s funds, that the investor is not listed on the OFAC list, and that the Participating Broker, after conducting commercially reasonable diligence, is not aware of any suspicious or illegal activity associated with the investor or the source of the investor’s funds.

2.           Compensation of Participating Broker.

(a)           The Dealer Manager shall pay the Participating Broker, as compensation for all services to be rendered by the Participating Broker hereunder, a commission equal to 7.0% on sales of Units by such Participating Broker, as set forth in Exhibit A hereto, subject to reduction as specified in the Prospectus.  The Dealer Manager, in its sole discretion, may reallow to the Participating Broker, a Marketing Reallowance of up to an additional 1.0% on sales of Units by such Participating Broker, based on the Participating Broker’s agreement to provide marketing assistance and support, as described below.  Such commission rates shall remain in effect during the term of this Agreement unless otherwise changed by a written agreement between the parties hereto.  A sale of Units shall be deemed to be completed only after a Partnership receives a properly completed Subscription Agreement for Units of such Partnership from the Participating Broker evidencing the fact that the investor had received a final Prospectus for a period of not less than five full business days, together with payment of the full purchase price of each purchased Unit of such Partnership from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such Subscription Agreement has been accepted in writing by the General Partner of the Partnership.  Such compensation shall be payable to the Participating Broker by the Dealer Manager after such acceptance of the subscription agreement; provided, however, that compensation or commissions shall not be paid by the Dealer Manager (i) other than from funds received as compensation or commissions from the Partnership for the sale of Units; (ii) until such time as Subscriptions for a minimum of 57,500 Units of such Partnership ($1,150,000) have been received and approved by the General Partner, and deposited into the Escrow Account provided for in Section 1(e) hereof; (iii) until any and all compensation or commissions payable by such Partnership to the Dealer Manager have been received by the Dealer Manager; and (iv) if the commission payable to any broker-dealer or salesman exceeds the amount allowed by any regulatory agency. The Partnership (and the Dealer Manager) may pay reduced commissions or may eliminate commissions on certain sales of Units in accordance with, and on the terms set forth in, the following five paragraphs (including the following table) of this Section 2, which reduction or elimination of commissions will not, however, change the net proceeds to the Partnership.

(b)           A registered principal or representative of the Dealer Manager or a Participating Broker, when purchasing on its own behalf, may purchase Units net of all or a portion of the 7% selling commission. In connection with purchases of certain minimum numbers of Units, the amount of commissions otherwise payable to the Dealer Manager or a Participating Broker shall be reduced in accordance with the following schedule:

Dollar Amount of Units Purchased	Purchase Price per Unit	Reallowed Commissions on Sales/Units
$ 1,000 - $ 250,000	$20.00	7.00%
$ 250,020 - $ 350,000	$19.80	6.00%
$ 350,020 - $ 500,000	$19.60	5.00%
$ 500,020 - $ 750,000	$19.40	4.00%
$ 750,020 - $1,000,000	$19.20	3.00%
$1,000,020 or more	$19.00	2.00%

(c)           Subscriptions for Units of COMMONWEALTH INCOME & GROWTH FUND VII may not be combined in determining the volume discount to which an investor may be entitled.  Any such reduction in commissions will be credited to the purchaser as defined below (“Purchaser”), by reducing the total purchase price otherwise payable by the Purchaser.

(d)           Subscriptions may be combined for the purpose of determining the volume discounts in the case of Subscriptions made by any Purchaser, provided all such units are purchased through the same Participating Broker.  The volume discount will be prorated among the separate Subscribers considered to be a single Purchaser.

(e)           Any request to combine more than one Subscription must be made in writing in a form satisfactory to the General Partner and must set forth the basis for such request.  Any such request will be subject to verification by the Dealer Manager that all of such Subscriptions were made by a single Purchaser.  If a Purchaser does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate Subscribers for Units.

(f)           For purposes of such volume discounts, Purchaser is defined as: (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee’s trust, pension, profit-sharing, or other employee benefit plan that qualifies under Section 401 of the Internal Revenue Code of 1986, as amended; and (iv) all pension, trust, or other funds are maintained by a given bank.  In addition, the General Partner may aggregate and combine separate subscriptions for Units received during the Offering from (i) the Dealer Manager or the same Participating Broker; (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940; (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group.

(g)           Eligibility to receive the Marketing Reallowance described in Section 2(a) above is conditioned upon the Participating Broker’s agreement to the terms and conditions set forth below.  Any determination regarding the Participating Broker’s compliance with the listed conditions will be made by the Dealer Manager, in its sole discretion.

(1)           The Dealer Manager may advance the Participating Broker fees related to Participating Broker conferences.  Any such advances will be deducted from any Marketing Reallowance that may otherwise be paid to the Participating Dealer.

(2)           If the Participating Dealer has earned a Marketing Reallowance, and later charges the Dealer Manager a fee for attendance at a Participating Broker conference, then such conference expense will first be reduced by the amount of Marketing Allowance previously paid to such Participating Broker, and the remainder shall be deducted from any additional Marketing Reallowance earned as described in Section 2(g)(1) above.

(3)           If sales volume permits, the Dealer Manager may reallow some or all of the Marketing Reallowance to the Participating Broker for additional marketing expenses.

BY INITIALING HERE, PARTICIPATING BROKER AGREES TO THE TERMS OF ELIGBILITY FOR THE MARKETING REALLOWANCE SET FORTH ABOVE.  SHOULD THE PARTICIPATING BROKER CHOOSE TO OPT OUT OF THIS PROVISION, IT WILL NOT BE ELIGIBLE TO RECEIVE THE MARKETING REALLOWANCE AND NO INITIAL IS NECESSARY.

 (Initials)__________

3.            Association with Other Dealers.

It is expressly understood between the Dealer Manager and the Participating Broker that the Dealer Manager may cooperate with other broker-dealers who are registered as broker-dealers with FINRA and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Units of the Partnership.  Such other participating broker-dealers may be engaged by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Dealer Manager and the respective other participating broker-dealers and as are in accordance with the terms of the Registration Statement.  The Participating Broker understands that, to that extent, such other participating broker-dealers shall compete with the Participating Broker in the sale of the Units.  If the participating broker-dealers, including the Participating Broker, among themselves, should be deemed to constitute a partnership for Federal income tax purposes, then Participating Broker hereby elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with that election.  Participating Broker further hereby authorizes the Dealer Manager, in its discretion, to execute and file on behalf of the Participating Broker such evidence of that election as may be required by the Internal Revenue Service.

4.            Conditions of the Participating Broker’s Obligations.

The Participating Broker’s obligations hereunder are subject, during the term of this Agreement and the Offering, to:  (a) the performance by the Dealer Manager of its obligations hereunder; and (b) the conditions that:  (i) the Registration Statement shall become and remain effective, and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

5.             Conditions to the Dealer Manager’s Obligations.

The obligations of the Dealer Manager hereunder are subject, during the term of this Agreement and the Offering, to the conditions that:  (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Units remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Units; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Units shall have been issued nor proceedings therefore initiated or threatened by any state regulatory agency or the SEC; and (c) the Participating Broker shall have satisfactorily performed all of its obligations hereunder.

6.            Covenants of the Dealer Manager.

The Dealer Manager covenants, warrants and represents, during the full term of this Agreement, that:

(a)           It shall use its best efforts to cause the Partnership to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

(b)             It shall advise the Participating Broker whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Units, or receives notice of any proceedings regarding any such order.

(c)           It shall use its best efforts to prevent the issuance of any order described herein at Section 6 (b) hereof and to obtain the lifting of any such order if issued.

(d)           It shall give the Participating Broker written notice when the Registration Statement becomes effective and shall deliver to the Participating Broker such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Participating Broker may reasonably request for sale of the Units.

(e)            It shall promptly notify the Participating Broker of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Participating Broker with copies of any revised Prospectus and/or supplements and amendments to the Prospectus.

(f)            To the extent to which the Dealer Manager has knowledge, it shall keep the Participating Broker fully informed of any material development to which the Partnership is a party or which concerns the business and condition of the Partnership.

(g)             In conjunction with the Partnership on whose behalf Units are being offered, it shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Units for offering and sale under the securities laws of such states as that Partnership shall elect.

7.            Payment of Costs and Expenses.

The Participating Broker shall pay all costs and expenses incident to the performance of its obligations under this Agreement, including:

(a)            All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Units; and

(b)             All other costs and expenses incurred in connection with its sales efforts related to the sales of the Units, which are not expressly assumed by the Partnership in its Dealer Manager Agreement with the Dealer Manager.

8.           Indemnification.

(a)            The Participating Broker agrees to indemnify, defend and hold harmless the Partnership, the General Partner, the General Partner’s affiliates and its officers, directors, employees and agents, including the Dealer Manager, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Partnership, the General Partner, its affiliates and its officers, directors, employees or agents, which they or any of them may incur arising out of any offer or sale by the Participating Broker, or any person acting on its behalf, of any Units pursuant to this Agreement if such loss, claim, demand, liability, or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Participating Broker which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in the amendment or supplement thereto and which statement or omission was not based on information supplied to the Partnership or the Dealer Manager by such Participating Broker, or (ii) the breach by the Participating Broker, or any person acting on its behalf, of any of the terms and conditions of this Agreement.  This indemnity provision shall survive the termination of this Agreement.

(b)           In the Dealer Manager Agreement, the General Partner has agreed that it will indemnify and hold harmless the Dealer Manager and Participating Broker against any losses, claims, damages or liabilities, joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) a breach of any covenant or obligation of the General Partner in the Dealer Manager Agreement or any representation or warranty of the General Partner in the Dealer Manager Agreement or in the certificates provided pursuant to Paragraph 6(f) of the Dealer Manager Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; and will reimburse the Dealer Manager and Participating Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that it shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus in reliance upon and in conformity with information supplied with respect to the Dealer Manager or Participating Broker or any other agent which may offer and sell the Units, or their affiliates, in writing, expressly for use therein.  This indemnity agreement is in addition to any liability which the General Partner may otherwise have.

(c)             No indemnifying party shall be liable under Sections 8(a) and 8(b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in Sections 8(a) and 8(b) above.  In the cases of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim.  If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under Sections 8(a) and 8(b) above for any legal or other expenses, other than for the reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, including but not limited to any legal expenses the indemnified party will incur if the indemnified party elects, at its option, to retain additional counsel to participate in the defense.  No indemnifying party shall be liable to indemnify any person for any settlement of any action effected without the consent of such indemnifying party.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided in Sections 8(a), (b) and (c) is for any reason other than the terms thereof held to be unavailable, the parties entitled to indemnification by the terms hereof shall be entitled to contribution for liabilities and expenses (including the reasonable costs of investigation but after deducting any contribution received by such parties from any other person) in such proportion as is appropriate to reflect the relative benefits received by such parties from the offering of the Units.  If, however, the allocation provided by the preceding sentence is not permitted by applicable law, then such contribution shall be in such proportion as is appropriate to reflect such relative benefits and also the relative fault of such parties in connection with the misstatement or omissions which result in such losses, claims, damages or liabilities, as well as other equitable considerations.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to above, and that no person guilty of such fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Each party who may seek contribution under this Section 8(d) shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8 (d), give written notice of the commencement of such action, suit or proceeding to the other party or parties from whom such contribution may be sought, but the omission so to notify such contributing party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than on account of the Section 8(d).

9.           Term of Agreement.

This agreement shall become effective at 8:00 a.m. (Eastern Standard Time) of the first full business day following the day on which the Registration Statement becomes effective, or if later, the date on which this Agreement is executed by the Dealer Manager and the Participating Broker.  The Participating Broker and the Dealer Manager may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement would otherwise become effective.  After this Agreement becomes effective, either party may terminate it at any time for any reason by giving thirty (30) days written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:  (a) the Registration Statement for offer and sale of the Units shall cease to be effective; (b) the Partnerships shall be terminated; or (c) the Participating Broker’s license or registration to act as a broker-dealer shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence.  In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

10.           Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

If sent to the Dealer Manager:

Commonwealth Capital Securities Corp.
400 Cleveland Street, 7th Floor
Clearwater, FL 33755
Attention: President

If sent to the Participating Broker:

to the person whose name and address are identified in Exhibit A hereto.

11.            Successors.

This agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Participating Broker by operation of law or otherwise.

12.           Miscellaneous

(a)             This Agreement shall be construed in accordance with the applicable laws of the Commonwealth of Pennsylvania.

(b)             Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

(c)            Nothing in this Agreement shall constitute the Participating Broker as in association with or in partnership with the Dealer Manager.   Instead, the Participating Broker is an independent contractor, and this Agreement shall only authorize the Participating Broker to sell the Units according to the terms as expressly set forth herein; provided, further, that the Participating Broker shall not in any event have any authority to act except according to the terms expressly set forth herein.  The Dealer Manager is under no obligation to the Participating Broker except for the obligations assumed hereby or in any written communication from the Dealer Manager in connection with this offering.  Further, the Participating Broker shall have no independent authority to appoint any person or other entity as an agent or sub-agent.

(d)            This Agreement, including Exhibit A and Schedule A hereto, embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by other parties hereto.

(e)             If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(f)             This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(g)             All representations, warranties and covenants made by Participating Broker and/or Dealer Manager contained herein or in certificates delivered pursuant hereto, and the indemnity agreements contained herein, shall remain operative and in force and effect regardless of any investigation made by or on behalf of a party hereto, and shall survive the completion of the sale of the Units.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

PARTICIPATING BROKER:	DEALER MANAGER
COMMONWEALTH CAPITAL
SECURITIES CORP.
____________________________________
(Name of Participating Broker)

By: _________________________________	By:_________________________________

Print Name:__________________________	Print Name:_________________________

Title: ________________________________	Title:_______________________________

Witness: ______________________________	Witness:____________________________

EXHIBIT A
TO
PARTICIPATING BROKER AGREEMENT
OF
COMMONWEALTH
INCOME & GROWTH FUND VII

This Exhibit A is attached to and made a part of that certain Participating Broker Agreement, dated as of the _____ day of ___________, 20___, by and between COMMONWEALTH CAPITAL SECURITIES CORP., as Dealer Manager, and ________________________________________________________, as Participating Broker.

1.           Date of Agreement:   ____________________________________________________________________

2.           Identity of Participating Broker:

Name:  _______________________________________________________________________________

Firm FINRA (CRD) No.  _________________________________________________________________

Type of Entity:  ________________________________________________________________________
         (To be completed by Participating Broker; i.e. Corporation, Partnership, Sole Proprietorship)

State Organized In: _____________________________________________________________________
(To be completed by Participating Broker)

Qualified To Do Business and in Good Standing in the Following Jurisdictions (including your state of organization) (Note:  Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as a securities broker-dealer in such jurisdictions.  Questions concerning this matter should be directed to you or your legal counsel):

_____________________________________________________________________________________

_____________________________________________________________________________________
(To be completed by Participating Broker)

Licensed as Broker-Dealer in the following states:  ____________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________
(To be completed by Participating Broker)

3.           Schedule of Commissions Payable to participating broker (see Section 2 of Agreement):

		Commissions (1)		Marketing Reallowance (2)
Units Purchased per Order	Sale Price to Subscriber	As % of Sale Price	Dollars	As % of Sale Price	Dollars
1 or more	$20.00	7.0%	$1.40	1.0%	$0.20

(1)           Subject to reduction pursuant to Section 2 of the Participating Broker Agreement.
(2)           If eligible, pursuant to Section 2(g) of the Participating Broker Agreement.

4.           Name and Address for Notice Purposes (see Paragraph 10 of Agreement):

Name and Title:_________________________________________________________________________

Company: ____________________________________________________________________________

Address: _____________________________________________________________________________

City, State & Zip Code: _________________________________________________________________

Telephone Number (including area code):  __________________________________________________

5.           Please complete the following for our records:

(a)           Please provide the name and telephone number of individuals holding the following positions:

President:  ____________________________________________________________________

Due Diligence Officer: __________________________________________________________

Marketing Director:  ____________________________________________________________

In-House Editor: _______________________________________________________________

(b)           Does your company hold national or regional conferences?  Yes __________  No  ___________

If so, when? ___________________________________________________________________

Who is the coordinator? __________________________________________________________

(c)           How many representatives are registered with your broker-dealer? ________________________
PLEASE ENCLOSE A CURRENT LIST.  ALL INFORMATION IS HELD IN CONFIDENCE.

(d)           Does your firm publish a newsletter?   Yes ________  No  __________

(e)           Does your firm have regular internal mailings, or bulk package mailings to representatives?

Yes ___________   No ___________

(f)	Does your firm require a principal’s signature on all investments? If so, please attach list of authorized signers.

Yes ____________ No ___________

(g)	Does your firm accept NAV purchases? Yes ____________ No____________

(h)	Does your firm hold distributions in a brokerage account? If so, how would you like the checks made payable and where should they be directed when requested by an investor?

Yes ____________ No ___________

Payable to: _______________________________________________________________

Address: _________________________________________________________________

6.	Name, telephone number and email address of head of your firm’s Customer Identification Program or Customer Accounts Department:

________________________________________________________________________________________